SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

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ENVIRONMENTAL TECTONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

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ENVIRONMENTAL TECTONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 21, 2006

TO THE SHAREHOLDERS OF ENVIRONMENTAL TECTONICS CORPORATION:

The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (“ETC” or the “Company”) will be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania on Thursday, September 21, 2006, at 10:00 a.m. for the following purposes:

1.	To elect five directors to serve on the Board of Directors until their successors have been elected and qualified.
2.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on August 8, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
/s/ Ann M. Allen

ANN M. ALLEN, Secretary

August 21, 2006

ENVIRONMENTAL TECTONICS CORPORATION

125 James Way

County Line Industrial Park

Southampton, Pennsylvania 18966

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

September 21, 2006

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania corporation (“ETC” or the “Company”), of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, September 21, 2006, at our executive offices at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 and at any postponement or adjournment thereof. This proxy statement and accompanying form of proxy are being provided to shareholders on or about August 21, 2006, along with our 2006 Annual Report to shareholders. In addition to the use of the mails, our directors, officers and employees may solicit proxies personally or by telephone. The expense of soliciting proxies will be borne by the Company.

Voting and Revocation of Proxies

When a proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted “FOR” the election of the Board of Directors’ nominees. The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the Annual Meeting. However, signed proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the persons named as proxyholders. Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) by voting in person at the Annual Meeting. Our mailing address is 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.

Voting Securities, Record Date and Quorum

Shareholders of record at the close of business on August 8, 2006 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had issued and outstanding 9,026,249 shares of common stock. Each issued and outstanding share of common stock is entitled to one vote with respect to each director nominee and one vote on all other matters coming before the Annual Meeting. Shares of ETC’s Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) are also entitled to vote on each director nominee and on all other matters coming before the Annual Meeting. The Series B Preferred Stock votes on an as-converted basis with ETC’s common stock. As of the Record Date, there were 6,000 shares of Series B Preferred Stock issued and outstanding, which shares are entitled to an aggregate of 1,055,161 votes at the Annual Meeting. Cumulative voting is not permitted. Accordingly, there will be 10,081,410 shares eligible to vote at the Annual Meeting.

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast shall constitute a quorum at the Annual Meeting. Shares voted as abstentions on any matter (or a “withhold vote for” as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a vote against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to determining the approval of such matters.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

Our Board of Directors is soliciting your proxy for our Annual Meeting of Shareholders scheduled to take place on September 21, 2006. You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes the matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2006 Annual Report to Shareholders for the fiscal year ended February 24, 2006 is also enclosed.

What proposals will be voted on at the meeting?

You are voting for the election of five members of the Board of Directors and to transact such other business as may properly come before the Annual Meeting.

What happens if additional proposals are presented at the meeting?

Other than the proposal described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. George K. Anderson and Howard W. Kelley, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board of Directors.

What is ETC’s voting recommendation?

Our Board of Directors recommends that you vote your shares “FOR” the election of the five members of the Board of Directors named in this proxy statement.

What vote is required to elect directors?

The Board of Directors are elected by a plurality of votes which means that the five directors receiving the highest number of votes will serve as members of the Board of Directors until their successors have been elected and qualified.

What vote is required on other matters?

In order for a proposal other than with respect to the election of directors to be approved, the affirmative vote of a majority of the votes cast by shareholders is required.

How do I vote?

After carefully reading and considering the information contained in this proxy statement, you may cast your vote in one of the following ways:

•	by completing the accompanying proxy card and returning it in the enclosed envelope; or
•	by appearing and voting in person at the Annual Meeting.

If your shares are held in “street name,” which means that your shares are held in the name of a bank, broker or other financial institution instead of in your own name, you must either direct the financial institution as to how to vote your shares or obtain a proxy from the financial institution to vote at the Annual Meeting.

May I change my vote?

After mailing in your proxy, you may change your vote by following any of these procedures. If you are a shareholder “of record,” meaning that the shares you own are registered in your name as of August 8, 2006, then to revoke your proxy, you must do one of the following before the vote is taken at the Annual Meeting:

•	send written notice revoking your proxy to the Company’s Secretary at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966; or
•	sign and return a proxy with a later date.

If you are not a holder of record but you are a “beneficial holder,” meaning that your shares are registered in another name (for example, in “street name”), you must follow the procedures required by the holder of record, which is usually a brokerage firm, bank or other financial institution, to revoke a proxy. You should contact the holder of record directly for more information on these procedures. In any event, you may not change your vote or revoke your proxy after the vote is taken at the Annual Meeting.

How do I vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in “street name,” you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on August 8, 2006, the record date for determining which of our shareholders are entitled to notice of, and to vote at, the Annual Meeting, in order to vote at the Annual Meeting. In addition, if you want to vote your shares that are held in street name, you must obtain a “legal proxy” from the holder of record and present it at the Annual Meeting.

How will count the votes?

A representative of American Stock Transfer will serve as the Judge of Election and tabulate the votes.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by our Board of Directors.

Where can I find the voting results of the Annual Meeting?

We will announce the voting results at the Annual Meeting and will publish the results in our quarterly report on Form 10-Q for the second fiscal quarter ending August 25, 2006 which is expected to be filled with the Securities and Exchange Commission in October 2006.

Who will bear the cost of soliciting votes for the meeting?

The Company will bear the cost of soliciting votes for the Annual Meeting.

Who can answer my questions about the Annual Meeting?

If you have additional questions about the Annual Meeting, you should contact Duane D. Deaner, our Chief Financial Officer, at (215) 355-9100.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of July 31, 2006, the number of shares and percentage of our common stock owned beneficially by each director, each executive officer named in the Summary Compensation Table, and each person holding, to our knowledge, more than 5% of our outstanding common stock. The table also sets forth the holdings of all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock

William F. Mitchell (2)	1,241,398	(3)	13.8%
c/o Environmental Tectonics Corporation
County Line Industrial Park
Southampton, PA 18966

Howard W. Kelley (4)	29,598	(5)	*
c/o Sally Corporation
745 West Forsyth Street
Jacksonville, FL 32204

George K. Anderson, M.D. (4)	51,100	(6)	1.0%
8 Little Harbor Way
Annapolis, MD 21403

H.F. Lenfest (4)	4,250,222	(7)	35.7%
c/o The Lenfest Group
Fire Tower Bridge-Suite 460
300 Barr Harbor Drive
West Conshohocken, PA 19428

Alan M. Gemmill (4)	5,200	(8)	*
941 Upper Hastings Way
Virginia Beach, VA 23452

T. Todd Martin, III	1,903,530	(9)	21.1%
50 Midtown Park East
Mobile, AL 36606

Emerald Advisors, Inc.	953,648	(10)	10.6%
1703 Oregon Pike
Suite 101
Lancaster, PA 17601

Pete L. Stephens, M.D.	693,500	(11)	7.7%
31 Ribaut Drive
Hilton Head Island, SC 29926

All directors and executive
officers as a group (6 persons)	5,593,889	(12)	46.6%

* less than 1%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2)	Chairman of the Board, President and Director of the Corporation.
(3)	Includes 133,200 shares of common stock held by Mr. Mitchell’s wife.
(4)	Director of the Company.
(5)	Includes 25,000 shares of common stock which may be acquired upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable.
(6)	Includes 50,000 shares of common stock which may be acquired upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable.
(7)

Includes 1,818,181 shares of common stock issuable upon conversion of a promissory note in the principal amount of $10,000,000, 606,060 shares of common stock issuable upon conversion of 3,000 shares of Preferred Stock issued on April 6, 2006, and 449,101 shares of common stock issuable upon conversion of 3,000 shares of Preferred Stock issued on July 31, 2006.

(8)	Includes 5,000 shares of common stock which may be acquired upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable.
(9)

Includes 1,229,620 shares of common stock owned by Advanced Technology Asset Management, LLC (formerly ETC Asset Management, LLC) (“ATAM”), a limited liability company of which T. Todd Martin, III is manager. Also includes 602,510 shares of common stock owned by Mr. Martin, 26,900 shares owned by Allied Williams Co, Inc., a corporation of which Mr. Martin is an officer and director, 17,000 shares owned by Equity Management, LLC, a limited liability company of which Mr. Martin is manager, 14,300 shares owned by Mr. Martin jointly with his spouse, 7,000 shares owned by trusts of which Mr. Martin is trustee, and 6,200 shares owned by Perdido Investors, LLC, of which Mr. Martin is the manager.

(10)	Emerald Advisors, Inc., has sole voting power with respect to 489,648 shares of common stock and sole dispositive power over 953,648 shares of common stock.
(11)	Includes 292,330 shares of common stock held by or for the benefit of Dr. Stephens’ wife and two of his children.
(12)

Includes 80,000 shares of common stock which may be acquired by members of the Board of Directors upon the exercise of options granted under our Non-Employee Director Stock Option Plan that are presently exercisable, 1,818,181 shares of common stock issuable upon conversion of a promissory note in the principal amount of $10,000,000, 606,060 shares of common stock issuable upon conversion of 3,000 shares of Preferred Stock issued on April 6, 2006 and 449,101 shares of common stock issuable upon conversion of 3,000 shares of Preferred Stock issued on July 31, 2006. all of which may be acquired by Mr. Lenfest, and 16,371 shares of common stock which may be acquired by Duane Deaner, our chief financial officer, upon the exercise of options granted under our Incentive Stock Option Plan that are presently exercisable.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall consist of not less than five or more than thirteen directors. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors. The Board of Directors has fixed the number of directors at five directors.

Vacancies in the Board of Directors occurring by reason of death, resignation or otherwise of a director may be filled for the unexpired term by a majority vote of the remaining directors of the Board of Directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Each director so elected to fill a vacancy or a newly created directorship shall hold office until such director’s successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such director.

At the Annual Meeting, five directors shall be elected to serve for a one-year term and until their successors are elected and qualified.

The Board of Directors has unanimously nominated George K. Anderson, M.D., MPH, Alan Mark Gemmill, Rear Admiral, USN, Ret., Howard W. Kelley, H. F. Lenfest, and William F. Mitchell for election as directors of the Company. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company’s management, however, has no present reason to believe that any of the nominees will be unable to serve as a director, if elected.

The five nominees who receive the highest number of votes cast at the Annual Meeting will be elected as directors. Shares represented by properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Nominees for Election as Director and Executive Officers

The following table sets forth certain information, as of July 31, 2006, with respect to our directors and executive officers:

Name	Age	Served as Director or Officer Since (1)	Positions and Offices

William F. Mitchell (2)	64	1969	Chairman of the Board, President and Director
Howard W. Kelley (3)	64	2002	Director
George K. Anderson, M.D. (4)	60	2003	Director
H.F. Lenfest (5)	76	2003	Director
Alan M. Gemmill (6)	59	2005	Director
Duane D. Deaner (7)	58	1996	Chief Financial Officer
(1)	Directors are elected for one-year terms.
(2)

Mr. Mitchell has been our Chairman of the Board, President and Chief Executive Officer since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for our products in the overseas markets. Mr. Mitchell received a Bachelor of Science degree in physics from Drexel University and has completed graduate work in mechanical and electrical engineering. He is a member of the ASME and Drexel University engineering advisory boards. Additionally, he is a member of the Society of Automotive/Aerospace Engineering, the International Society of Pharmaceutical Engineering, the Undersea and Hyperbaric Medical Society, the Aerospace Medical Association, the American Society of Mechanical Engineering and the Institute of Environmental Sciences.

(3)

Mr. Kelley is President of Sally Corporation, Jacksonville, Florida, which is one of the oldest and largest designers and fabricators of animation robotics and dark ride attractions used worldwide in theme parks, museums and entertainment attractions. Mr. Kelley is also Chairman of the Board of American Access Technologies, Inc. (NASDAQ:AATK). AAT is a Florida-based manufacturer of zone cabling and wireless equipment. He previously spent over 25 years in the broadcasting industry, including ten years in television management as a news director and later as Vice President and General Manager of Channel 12 WTLV (NBC) in Jacksonville, Florida. He is the former Chairman of the Board of Tempus Software, a medical software development firm located in Jacksonville, Florida. He has also previously served as broadcast strategic planner for a major U.S. communications company and as director of several U.S. technology firms with international business activities. In the academic arena, Mr. Kelley serves as an executive professor at the University of North Florida College of Business Administration, and is a college adjunct instructor on Internet technology and E-commerce on the Internet. He is a graduate of the University of Florida and Harvard Business School PMD.

(4)

Dr. Anderson is an experienced physician executive. He served in the Air Force as a flight surgeon, aerospace medicine staff officer, and commander of several medical organizations in Korea, Germany, and United States. He retired from active duty in the grade of Major General. Following his thirty years of military service, he transitioned to executive positions in the private sector. He served as Chief Executive Officer of the Koop Foundation from 1997 to 1998 and as Chief Executive Officer at Oceania, Inc., a medical software company, from 1999 to 2001. A period of practice as an independent medical technology consultant was followed by his current role as Executive Director of the Association of Military Surgeons of the United States (AMSUS). AMSUS, the nonprofit Society of the Federal Health agencies, operates from a headquarters located in Bethesda, Maryland.

(5)

Mr. Lenfest practiced law with Davis Polk & Wardwell before joining Triangle Publications, Inc., in Philadelphia as Associate Counsel in 1965. In 1970, Mr. Lenfest was placed in charge of Triangle’s Communications Division, serving as Editorial Director and Publisher of Seventeen Magazine and President of the CATV Operations. In 1974, Mr. Lenfest, with the support of two investors, formed Lenfest Communications, Inc., which purchased Suburban Cable TV Company and Lebanon Valley Cable TV Company from Triangle with a total of 7,600 subscribers. In January 2000, Mr. Lenfest sold his cable television operations, which by then served 1.2 million subscribers, to Comcast Corporation but still retains interests in companies principally involved in national satellite promotion of cable programming and software for marketing cable advertising and marketing promotions. Additionally, Mr. Lenfest is the owner of various other businesses in Pennsylvania and Maryland and is active in many philanthropic activities including as Chairman of the Board of the Philadelphia Museum of Art and the Lenfest Foundation. Mr. Lenfest is a graduate of Washington and Lee University and Columbia Law School.

(6)

Mr. Gemmill is a retired U.S. Navy Rear Admiral. He graduated from the University of Arizona with a B.S. in Aerospace Engineering and was commissioned through Aviation Officer Candidate School. He began his career flying F-4 Phantoms before graduating first in his class from U.S. Naval Test Pilot School in Patuxent River, Maryland in 1974. After a brief stint as a test pilot and instructor, Mr. Gemmill then served numerous positions in Fighter Squadrons and on various ships including two deployments to the Arabian Gulf during Desert Shield and Desert Storm. From 1995 through 1999, he served as Deputy for Readiness and Deputy for Operations for the U.S. Pacific Command and as Assistant Deputy Chief of Staff for Aviation, U.S. Marine Corps. He was promoted to Rear Admiral on October 30, 1997. His last assignment before retirement from the Navy was as Head, Aircraft Carriers Program and Head, Naval Aviation Training. Rear Admiral Gemmill has almost 4,000 flight hours and 1,000 carrier landings. He has a Master of Science in Systems Management from the University of Southern California. His personal decorations include the Defense Superior Service Medal, Legion of Merit, Meritorious Service Medal, the Strike/Flight Air Medal and the Navy Commendation Medal. He is currently Director of Marketing and Sales for LSA Incorporated, a small business located in Arlington, Virginia and Exton, Pennsylvania.

(7)

Mr. Deaner has served as our Chief Financial Officer since January 1996. Mr. Deaner served as Vice President of Finance for Pennfield Precision Incorporated from September 1988 to December 1995. Mr. Deaner received an MBA in Finance from Temple University and a B.A. in Mathematics from Millersville University in Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MESSRS. GEMMILL, KELLEY, LENFEST, MITCHELL AND DR. ANDERSON.

Committees of the Board of Directors

During the fiscal year ended February 24, 2006, the Board of Directors held three meetings. All members of the Board of Directors attended all of the meetings of the Board of Directors held while they were members of the Board of Directors.

We have three Board Committees: Audit, Compensation and Governance and Nominating. The members of each committee are identified in the following table and each committee and its function is described below.

Name of Director	Independent	Audit	Compensation	Governance and Nominating

Howard W. Kelley	Yes	Chair	X	X
Dr. George K. Anderson	Yes	X	X	Chair
Alan Mark Gemmill	Yes	X	Chair	X
Number of Meetings Held in Fiscal Year		7	2	1

During the fiscal year ended February 24, 2006, we had an Audit Committee consisting of Messrs. Kelley, Gemmill and Anderson. Mr. Kelley serves as the Chairman and the “financial expert” (as defined by the American Stock Exchange) and has been designated as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission. In addition, all members of the Audit Committee meet the financial literacy requirements of the American Stock Exchange and are independent under the rules of the American Stock Exchange. Among other responsibilities, the Audit Committee meets (via face-to face or via telephone) with the external auditors to review and make recommendations to management concerning (if appropriate) the quarterly and annual financial results and the reports on Forms 10-Q and 10-K. The Audit Committee held three general face-to-face meetings and four telephonic meetings (to review the financial results with our external auditors) during the year ended February 24, 2006. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants in their preparation or issuance of an audit report or the performance of other audit and review services.

Messrs. Kelley, Gemmill and Anderson also served on our Compensation Committee during the year ended February 24, 2006, with Mr. Gemmill serving as Chairman. The Compensation Committee is charged with reviewing the compensation and incentive plans of officers and key personnel. This Committee met twice during the year.

Messrs. Kelley, Gemmill and Anderson also served on our Nominating and Governance Committee during the year ended February 24, 2006, with Dr. Anderson serving as Chairman. The Nominating and Governance Committee is charged with finding and recommending new Board members and with ensuring our compliance with all regulatory governance requirements. This Committee met for its annual review in September 2005.

Compensation of Directors

During fiscal 2006, our directors who did not serve as officers were paid a fee of $2,000 (either in cash or equivalent value of common stock of the Company) per quarter for attending Board of Directors and committee meetings. Additionally, under a plan approved by our shareholders at the 2005 Annual Meeting of Shareholders, non-employee directors may be awarded options to purchase common stock of the Company at fair market value. Pursuant to this plan, in February 2006, awards to purchase common stock were given as follows: Dr. Anderson, 50,000 options; Mr. Kelley, 25,000 options and Mr. Gemmill, 5,000 options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three independent directors, as defined in Section 121(A) of the American Stock Exchange listing standards.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors the appointment of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended February 24, 2006, and met and discussed them with management and the Company’s independent accountants, Grant Thornton LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independent Standards Board Standard No. 1, and the Audit Committee has discussed with the accountants their independence from the Company and management. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independence of the independent accounts.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended February 24, 2006, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

THE AUDIT COMMITTEE
Howard W. Kelley, Chairman George K. Anderson, M.D., MPH Alan Mark Gemmill

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The executive compensation program is structured to link executive compensation to the Company’s performance and, through programs which use the Company’s stock as a compensation medium, to more closely align the interests of executive management with those of the Company’s shareholders.

The Compensation Committee evaluates and recommends, to the Board of Directors, compensation and awards for the Chief Executive Officer and other executive officers.

Compensation Philosophy

One of the Company’s principal goals in establishing its compensation policies is to maximize the possibilities for enhanced shareholder value by closely aligning compensation for its executive officers with the profitability of the Company. In that regard, it is considered essential to the success of the Company that compensation policies enable the Company to attract, retain and satisfactorily reward executive officers who are contributing to the long-term growth and success of the Company.

Components of Compensation

At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities and long-term incentive opportunities in the form of options to acquire Company stock. Base salary levels for the executive officers of the Company are set near the average base salary levels paid by other companies within the Company’s peer group. Mr. William F. Mitchell, President and Chief Executive Officer, received a base salary of $225,000 in the 2006 fiscal year.

Short-Term Incentive Compensation

Based on the performance for the fiscal year ended February 24, 2006, no incentive compensation awards were made to any officers or key employees. The review included an assessment of the Company’s performance against financial and non-financial targets, set at the beginning of the 2006 fiscal year (in February 2005), relating to bookings, sales, net income, stock price and individually tailored goals. The targets reflected the Board of Directors’ determination of the appropriate goals for the Company. Under the Executive Management/Key Employee Plan (the “Executive Management Plan”) executive officers (other than CEO) are eligible to receive bonuses in an amount up to 25% of base salary if the predetermined goals are attained.

Under the Chief Executive Officer Bonus Plan (the “CEO Plan”), Mr. Mitchell was eligible to receive a bonus for fiscal 2006 (i) in an amount up to 25% of base salary if the Company attained predetermined goals regarding sales and net income and (ii) in an amount from 25% to 100% of base salary if the Company’s stock price performance met predetermined goals. Based on these criteria, Mr. Mitchell did not receive any bonus for fiscal 2006.

Under the CEO Plan and the Executive Management Plan, 75% of any bonuses awarded for a particular fiscal year are paid in May of the following fiscal year, and the remaining 25% is paid in equal installments over the succeeding five years with interest at the average prime rate being charged over the period by the Company’s principal bank. Deferred bonus amounts are not vested until paid and are subject to continued employment. No bonus awards were earned or paid for the year ended February 24, 2006, as the Company did not achieve the predetermined goals. However, deferred bonus awards from prior years were paid to officers and key employees.

Long-Term Incentive Compensation

The Company’s 1998 Incentive Stock Option Plan is a long-term plan designed not only to provide incentives to management, but also to align a significant portion of the executive compensation program with shareholder interests. The 1998 Incentive Stock Option Plan permits the Company to grant certain officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. No options were granted in fiscal 2006. In granting stock options to officers and employees, the Compensation Committee takes into account the Company’s financial performance, long-term strategic goal of increasing shareholder value, the executive’s level of responsibility and his continuing contributions to the Company. The amount of the award to any employee is based on the employee’s base salary and the total award for any employee is limited to one percent (1%) of total outstanding shares on award date. Mr. Mitchell did not receive any options during the past three fiscal years.

THE COMPENSATION COMMITTEE

Alan M. Gemmill, Chairman George K. Anderson, M.D., MPH Howard W. Kelley

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation we paid to our Chief Executive Officer for services rendered during fiscal years 2006, 2005 and 2004. There are no other executive officers whose total annual salary and bonus exceeds $100,000. The footnotes to the table provide additional information concerning our compensation and benefit programs.

Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation (2)	All Other Compensation ($)(3)

William F. Mitchell,	2006	225,000	0	—	4,378
President and Chief	2005	225,000	0	—	4,958
Executive Officer	2004	225,000	9,172	—	4,707
(1)

These amounts represent a portion of a deferred bonus from fiscal 1999 due 75% in 1999 and 5% in each of the five following fiscal years. No bonus awards for fiscal 2004, 2005 or 2006 were paid. No deferred bonus amounts from fiscal 1999 were paid in fiscal 2005 or 2006.

(2)	Our executive officers receive certain perquisites. For fiscal years 2004, 2005 and 2006, the perquisites received by Mr. Mitchell did not exceed the lesser of $50,000 or 10% of his salary and bonus.
(3)	These amounts represent our contribution for Mr. Mitchell to ETC’s Retirement Savings Plan.

Employment Agreements, Termination of Employment and Change in Control Agreements

On July 24, 2006, the Company entered into an employment agreement with William F. Mitchell pursuant to which Mr. Mitchell continues to be employed as the President and Chief Executive Officer of the Company. Mr. Mitchell has been the Chairman of the Board, President and Chief Executive Officer of the Company since 1969, except for the period from January 24, 1986 to January 24, 1987 when he was engaged principally in soliciting sales for the Company’s products in the overseas markets.

Under the employment agreement, Mr. Mitchell is entitled to receive a base salary of $225,000, which is subject to increase annually based on a review of Mr. Mitchell’s performance by the Company’s Board of Directors. Mr. Mitchell is also entitled to receive a bonus based on a formula and targets set forth in the Company’s Chief Executive Officer Bonus Plan.

The term of the employment agreement is three years, and, if the Company does not renew the employment agreement for additional three-year periods, Mitchell is entitled to terminate the employment agreement and receive certain benefits under the terms of the employment agreement including, without limitation, three years of base salary, bonuses and participation in various benefit plans of the Company.

The employment agreement also provides Mr. Mitchell with three years of base salary, bonuses and participation in various benefit plans of the Company if his employment is terminated by the Company without cause, as defined in the employment agreement, or if Mr. Mitchell terminates his employment with the Company for good reason, as defined as defined in the employment agreement, including a change in control of the Company, as defined in the employment agreement.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transactions Involving H. F. Lenfest

On February 19, 2003, we completed a refinancing of our indebtedness with the PNC Bank, National Association and H.F. Lenfest in the aggregate amount of $29,800,000. Pursuant to the terms of a Convertible Note and Warrant Purchase Agreement, dated February 18, 2003, between us and Mr. Lenfest, we issued to Mr. Lenfest (i) a 10% senior subordinated convertible promissory note in the original principal amount of $10,000,000 and (ii) warrants to purchase 803,048 shares of our common stock. As a condition to closing the financing, we appointed Mr. Lenfest to our Board of Directors. On October 25, 2004, Mr. Lenfest executed a limited Guaranty Agreement which guaranteed the Company’s $5 million Letter of Credit facility with PNC, and in connection therewith, we issued a Stock Purchase Warrant to Mr. Lenfest pursuant to which Mr. Lenfest was entitled to purchase up to 200,000 shares of our common stock at an exercise price equal to the lesser of $4.00 per share or 2/3 of the average daily high and low closing price of our common stock during the 25 day trading period immediately preceding the date of exercise. On February 14, 2005, Mr. Lenfest exercised all of his outstanding warrants and received 1,003,048 shares of unregistered common stock. Additionally, also on February 14, 2005, Mr. Lenfest purchased 373,831 shares of unregistered common stock for approximately $2 million.

On April 7, 2006, the Company entered into a Preferred Stock Purchase Agreement (the “Equity Agreement”) with Mr. Lenfest. The Equity Agreement permits ETC to unilaterally draw down up to $15 million prior to October 2007 in exchange for shares of the Company’s newly-created Series B Cumulative Convertible Preferred Stock (“Preferred Stock”). The Preferred Stock provides for a dividend equal to six percent per annum. After three years, the Preferred Stock will be convertible, at Mr. Lenfest’s request, into ETC common shares at a conversion price (the “Conversion Price”) which will be set on the day of each draw down. The Conversion Price will be equal to the closing price of the Company’s common stock on the trading day immediately preceding the day in which the draw down occurs, subject to a floor price of $4.95 per common share. Drawdowns will not be permitted on any day when the Conversion Price would be less than this floor price. On the sixth anniversary of the Equity Agreement, any issued and outstanding Preferred Stock will be mandatorily converted into ETC common stock at each set Conversion Price. The Equity Agreement also allows for the Company to redeem any outstanding Preferred Stock any time within the six-year term of the Equity Agreement. The Preferred Stock will vote with the ETC common stock on an as converted basis.

In connection with the execution of the Equity Agreement, the Company drew down $3 million by issuing 3,000 shares of Preferred Stock, with a Conversion Price equal to $4.95 per share.

For a more detailed description of the financing provided by Mr. Lenfest and PNC, see the Liquidity and Capital Resources section of the Annual Report to Shareholders attached as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended February 24, 2006 and provided to you with this proxy statement.

Transactions involving Advanced Technology Asset Management LLC

Prior to the consummation of the 2003 refinancing, Advanced Technology Asset Management LLC (“ATAM”), a shareholder and a holder of warrants to purchase 332,820 shares of our common stock, consented to the financing transactions with PNC and Mr. Lenfest including the below market issuance of warrants to Mr. Lenfest. As a result of its consent, ATAM waived, solely in connection with such issuance, the anti-dilution rights contained in its warrant. In exchange for ATAM’s consent and waiver, we issued to ATAM warrants to purchase an additional 105,000 shares of common stock. Except for the number of shares issuable upon exercise of the warrants, the new ATAM warrants had substantially the same terms as the warrants issued to Mr. Lenfest. As of the date that these warrants were issued to ATAM, it was the beneficial owner of greater than 5% of our common stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In fiscal year 2005, ATAM exercised all its warrants and received a total of 437,820 shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Kelley and Dr. Anderson serve on the Compensation Committee. None of these individuals has at any time been an officer or employee of the Company. Prior to formation of the Compensation Committee, all decisions regarding executive compensation were made by the full Board of Directors. No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return on the American Stock Exchange (“AMEX”) Index and Peer Group Index for the periods indicated. The graph assumes an initial investment of $100.00 with dividends, if any, reinvested over the periods indicated.

ASSUMES $100 INVESTED FEBRUAR 23, 2001

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING FEBRUARY 24, 2006

		INDEXED RETURNS Years Ending

Company Name / Index	Base Period 2/23/01	2/22/02	2/28/03	2/27/04	2/25/05	2/24/06

ENVIRONMENTAL TECTONICS CORP	100	76.33	71.01	104.62	67.46	59.64
AMERICAN STOCK EXCHANGE INDEX	100	95.56	92.70	139.99	169.23	205.40
PEER GROUP	100	121.74	101.91	161.39	217.40	296.54

Peer Group Companies

BVR SYSTEMS LTD
DATAKEY INC (Included through 2004. Acq’d by Safenet 1/2005)
ECC INTERNATIONAL CP (Included through 2003. Acq’d by Cubic Corp 11/2003)
EVANS & SUTHERLAND CMP CORP
FIREARMS TRAINING SYS -CL A
ISOMET CORP
QUAD SYSTEMS CORP (No longer included in 5-year window. Chapter 11 12/2000)
RELM WIRELESS CORP
ROFIN SINAR TECHNOLOGIES INC
STANDARD MOTOR PRODS
UNITED INDUSTRIAL CORP

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. The rules of the SEC regarding the filing of Section 16(a) reports require that “late filings” of Section 16(a) reports be disclosed in our proxy statement.

Based solely on our review of the copies of such forms which we received, or written representations from reporting persons that no Section 16(a) reports were required for those persons, Messrs. Mitchell, Kelley, Anderson and Gemmill each had one late filing. We believe that our greater than ten percent beneficial owners complied with all applicable filing requirements.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

Under the Company’s Bylaws and the charter of the Audit Committee of the Board of Directors, authority to select the Company’s auditors rests with the Audit Committee of the Board of Directors. Such selection is made through formal act of the Audit Committee. It has not been and is not the Company’s policy to submit selection of its auditors to the vote of the shareholders because there is no legal requirement to do so. Grant Thornton LLP, an independent registered public accounting firm, was the Company’s auditor for the fiscal year ended February 24, 2006. Auditors have not been selected for the current fiscal year. A representative of Grant Thornton is expected to be present at the Annual Meeting and will be given an opportunity to make a statement to the shareholders, if he or she desires to do so. Grant Thornton’s representative will also be available to answer appropriate questions from shareholders.

Set forth below is information relating to the aggregate Grant Thornton LLP fees for professional services provided to the Company for the fiscal year ended February 24, 2006:

Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the fiscal years ended February 24, 2006 and February 25, 2005, respectively, and fees billed for other services rendered by Grant Thornton LLP.

	FY 2006	FY 2005

Audit Fees	$98,508	$96,500
Audit related fees (1)	$54,276	$29,000

Audit and audit related fees	$152,784	$125,500
Tax fees (2)	$23,805	$52,757

Total fees	$176,589	$178,257
(1)	Audit related fees consist primarily of employee benefit plan audits and assistance with foreign statutory financial statements.
(2)	Tax fees consist of tax compliance services and other consultations on miscellaneous tax matters.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s policy provides for pre-approval of audit, audit-related and tax services specifically prescribed by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Any decision must be reported to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR THE NEXT

ANNUAL MEETING

The Company’s 2007 Annual Meeting of Shareholders is expected to be held on or about September 20, 2007.

Proposals which shareholders desire to have included in the Proxy Statement for the 2007 Annual Meeting of Shareholders must conform to the applicable rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing at the Company’s executive offices, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on or before May 24, 2007.

In accordance with Section 4.03(a)(i) of the Company’s bylaws, shareholders may nominate candidates for election as director by submitting nominations in writing to the Secretary of the Company no later than the close of business on the twentieth business day immediately preceding the date of the annual shareholders meeting.

Any such proposal must also comply with the other provisions contained in our bylaws relating to shareholder proposals.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting;
•	any material interests of the shareholder in this business;
•	the shareholder’s name and address as it appears in Environmental Tectonics records; and
•	the number of shares of common stock beneficially owned by the shareholder.

Any director nomination by a shareholder must include the following information about the nominee:

•	name;
•	age;
•	business and residence address;
•	principal occupation or employment;
•	the number of common shares beneficially owned by the nominee;
•	the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of directors; and
•	a signed consent of the nominee to serve as a director of Environmental Tectonics Corporation, if elected.

OTHER MATTERS

The Company knows of no other business which will be presented for consideration at the Annual Meeting. However, if other matters come before the annual meeting, it is the intention of the proxyholders to vote upon such matters as they, in their discretion, may determine.

The Company’s Annual Report to Shareholders for the year ended February 24, 2006 is enclosed. Each person solicited hereunder can obtain a copy of the Company’s Annual Report on Form 10-K for the year ended February 24, 2006, as filed with the Securities and Exchange Commission on May 25, 2006, without charge by sending a written request to Environmental Tectonics Corporation, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention: Ann M. Allen, Secretary. In addition, the Company’s Annual Report on Form 10-K is accessible on the Internet at the Company’s website located at www.etcusa.com and at the Securities and Exchange Commission’s website located at www.sec.gov.

By Order of the Board of Directors

ANN M. ALLEN, Secretary August 21, 2006

ENVIRONMENTAL TECTONICS CORPORATION

ANNUAL MEETING TO BE HELD ON SEPTEMBER 21, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints George K. Anderson, M.D., MPH and Howard W. Kelley, or either of them, with full power of substitution, as the undersigned’s proxies to vote at the Annual Meeting of Shareholders called for September 21, 2006 and at any adjournment thereof:

Please mark your votes as in this example.

FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD the vote for all nominees	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below:
1. Election of Directors:		George K. Anderson, M.D., MPH
Alan Mark Gemmill
Howard W. Kelley
H.F. Lenfest
William F. Mitchell

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed and designated herein by the undersigned shareholder. In the absence of designation, this Proxy will be voted “FOR” the election of all of the Board of Director’s nominees as directors.

I plan to attend the Annual Meeting on September 21, 2006

In Witness Whereof, the Undersigned has set his hand and seal.

(SEAL)

Shareholder’s Signature

(SEAL)

Shareholder’s Signature

Dated: _______________________, 2006

NOTE:	Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, guardian, etc. please give full title as such.